THIRD AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, effective as of July 26, 2005, by and among STATE FARM VARIABLE PRODUCT TRUST, a Delaware business trust (the “Trust”) and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (“Investors Bank”).

WHEREAS the Trust and Investors Bank entered into a Custody Agreement dated January 21, 1998, as amended from time to time (the “Custodian Agreement”); and

WHEREAS, the Trust and Investors Bank desire to amend the Custodian Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendment.

(a) The Custodian Agreement is hereby amended by deleting Appendix A thereto in its entirety and replacing it with Appendix A hereto.

2.	Miscellaneous.

(a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By:	/s/ Andrew M. Nesvet
Name:	Andrew M. Nesvet
Title:	Managing Director

STATE FARM VARIABLE PRODUCT TRUST

By:	/s/ Michael L. Tipsord
Name:	Michael L. Tipsord
Title:	Senior Vice President and Treasurer

Appendix A

List of Funds

State Farm Variable Product Trust International Equity Index Fund

State Farm Variable Product Trust International Equity Fund

Fee Schedule

State Farm Variable Product Trust

International Equity Fund

Managed by Capital Guardian

July 2005

CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V.

A.	Fund Accounting, Calculation of N.A.V.

A $50,000 annual fee will be charged for the State Farm Variable Product Trust International Equity Fund (the “Fund”). This fee does not include transactions or custody fees. For each class of fund shares greater than one class, an additional fee in the amount of $6,000 annually will be charged. This fee shall be pro-rated for partial years for which Investors Bank provides these services.

B.	Domestic Custody

In addition to the transaction charges below, there will be a basis point charge per fund on the domestic assets as follows:

First $200 million in assets	1.5 Basis Points
Assets in excess of $200 million	1.0 Basis Points

C.	Transactions

• DTC	$8	**
• Fed Book Entry	$9	**
• Physical Securities	35
• Options and Futures	18
• GNMA Securities	40
• Principal Paydown	5
• Foreign Currency	18	***
• Outgoing Wires	7
• Incoming Wires	5

**	Trade Information will be sent to Investors Bank electronically by Cap Guardian. If the trades are not sent to Investors Bank electronically there will be a $3 per trade surcharge.
***	There are no transaction charges for F/X contracts executed by Investors Bank.

D.	Global Custody

Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the global custody fee schedule. Local duties, script fees, registration, reclaims, exchange fees, and other market charges are out-of-pocket.

Investors Bank will require the fund to hold all international assets at the sub-custodian of our choice.

MISCELLANEOUS

A.	Out-of-Pocket

These charges consist of:

• Printing, Delivery & Postage	• Extraordinary Travel Expenses
• Invest View	• Micro Rental
• Legal Expenses	• Forms & Supplies
• Customized Systems Delivery/Reporting	• Data Transmissions
• Pricing & Verification Services	• Telecommunications
• Third Party Review	• Support Equipment
• Non-Standard Extracts

B.	Domestic Balance Credit

We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T bill rate.

C.	Foreign Exchange & Cash Management

This proposal is based upon Investors Bank performing cash management for the portfolio.

D.	Payment

The above fees will be paid by the Management Company via check or wire five business days after the invoice is mailed.

C.	Systems

The details of any systems work will be determined after a thorough business analysis. System’s work will be billed on a time and material basis.

* The fees quoted on this schedule are predicated on Investors Bank & Trust Co. performing cash management transactions.

INVESTORS BANK & TRUST COMPANY

By:	/s/ Andrew M. Nesvet
Name:	Andrew M. Nesvet
Title:	Managing Director

STATE FARM VARIABLE PRODUCT TRUST

By:	/s/ Michael L. Tipsord
Name:	Michael L. Tipsord
Title:	Senior Vice President and Treasurer

Fee Schedule

State Farm Variable Product Trust

International Equity Index Fund

Managed by BGI

May 2003

CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V.

A.	Fund Accounting, Calculation of N.A.V.

A $50,000 annual fee will be charged for the State Farm Variable Product Trust International Equity Fund (the “Fund”). This fee does not include transactions or custody fees. For each class of fund shares greater than one class, an additional fee in the amount of $6,000 annually will be charged. This fee shall be pro-rated for partial years for which Investors Bank provides these services.

B.	Domestic Custody

In addition to the transaction charges below, there will be a basis point charge per fund on the domestic assets as follows:

First $200 million in assets	1.5 Basis Points
Assets in excess of $200 million	1.0 Basis Points

C.	Transactions

• DTC	$8	**
• Fed Book Entry	$9	**
• Physical Securities	35
• Options and Futures	18
• GNMA Securities	40
• Principal Paydown	5
• Foreign Currency	18	***
• Outgoing Wires	7
• Incoming Wires	5

**	Trade Information will be sent to Investors Bank electronically by Cap Guardian. If the trades are not sent to Investors Bank electronically there will be a $3 per trade surcharge.
***	There are no transaction charges for F/X contracts executed by Investors Bank.

D.	Global Custody

Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the global custody fee schedule. Local duties, script fees, registration, reclaims, exchange fees, and other market charges are out-of-pocket.

Investors Bank will require the fund to hold all international assets at the sub-custodian of our choice.

MISCELLANEOUS

A.	Out-of-Pocket

These charges consist of:

• Printing, Delivery & Postage	• Extraordinary Travel Expenses
• Invest View	• Micro Rental
• Legal Expenses	• Forms & Supplies
• Customized Systems Delivery/Reporting	• Data Transmissions
• Pricing & Verification Services	• Telecommunications
• Third Party Review	• Support Equipment
• Non-Standard Extracts

B.	Domestic Balance Credit

We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T bill rate.

C.	Payment

The above fees will be paid by the Management Company via check or wire five business days after the invoice is mailed.

B.	Systems

The details of any systems work will be determined after a thorough business analysis. System’s work will be billed on a time and material basis.

INVESTORS BANK & TRUST COMPANY

By:	/s/ Andrew M. Nesvet
Name:	Andrew M. Nesvet
Title:	Managing Director

STATE FARM VARIABLE PRODUCT TRUST

By:	/s/ Michael L. Tipsord
Name:	Michael L. Tipsord
Title:	Senior Vice President and Treasurer

SECOND AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, effective as of February 9, 2004, by and among STATE FARM VARIABLE PRODUCT TRUST, a Delaware business trust (the “Trust”) and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (“Investors Bank”).

WHEREAS the Trust and Investors Bank entered into a Custody Agreement dated January 21, 1998, as amended from time to time (the “Custodian Agreement”); and

WHEREAS, the Trust and Investors Bank desire to amend the Custodian Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a) The Custodian Agreement is hereby amended by adding the following provisions as Section 25 thereto:

“25. ELECTRONIC SECURITY.

25.1 ENCRYPTION. The Bank provides an Internet connection and web site which permits transmission and receipt of, or access to Trust Information (“Electronic Information”). The Bank agrees that access to such Electronic Information shall be encrypted and shall include password protection. The Bank further agrees that Internet sessions through which Electronic Information may be accessed shall be through secured channels using a 128 bit session. This excludes files transferred through FTP protocols for which the transmission is currently not encrypted but for which the transmitted files are encrypted.

25.2 STORAGE. The Bank agrees to store all Electronic Information on a secured server behind a firewall. The Bank shall take all necessary steps, including but not limited to password protection, to limit access to the Electronic Information to those employees or agents of the Bank who have a legitimate business need to access the Electronic Information. The Bank shall take all necessary steps to prohibit any third party, other than as permitted hereby, from accessing any Electronic Information without the express written consent of Trust.

25.3 AUTHENTICATION CREDENTIALS. The Bank shall not allow more than one person to use the same authentication credentials to access any Electronic Information. The Bank shall allow for separate authentication credentials by each Trust employee who may require access to its web site or system for any purpose related to this Agreement.

25.4 SECURITY ADMINISTRATION. All Trust user IDs and passwords stored at the Bank’s site shall be encrypted and adhere to the same rules as for the storage of any other Electronic Information. Security administration for stored Trust user IDs and passwords must be agreed upon between Trust and the Bank in order to avoid unauthorized access, changes, additions and/or deletions and to maintain proper controls.”

2.	Miscellaneous.

(a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By:	/s/ Andrew M. Nesvet
Name:	Andrew M. Nesvet
Title:	Managing Director

STATE FARM VARIABLE PRODUCT TRUST

By:	/s/ Michael L. Tipsord
Name:	Michael L. Tipsord
Title:	Senior Vice President and Treasurer

FIRST AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, effective as of May 9, 2003, by and among STATE FARM VARIABLE PRODUCT TRUST, a Delaware business trust (the “Trust”) and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (“Investors Bank”).

WHEREAS the Trust and Investors Bank entered into a Custody Agreement dated January 21, 1998, as amended from time to time (the “Custodian Agreement”): and

WHEREAS, the Trust and Investors Bank desire to amend the Custodian Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a) Section 1 of the Custodian Agreement is hereby amended by deleting such Section 1 in its entirety and inserting in lieu thereof the following:

“Bank Appointed as Custodian. The Trust hereby appoints the Bank as custodian of the Trust’s portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Trust agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties.”

(b) Section 14.5 of the Custodian Agreement is hereby amended by deleting such Section 14.5 in its entirety and by inserting in lieu thereof, the following:

“Fees and Expenses of the Bank”. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by the Fund beginning on the first (1st) business day after the end of such month based on information then available. Fees charged to an account may result in an overdraft that will be subject to normal interest charges. The Fund will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed.”

(c) Appendix B to the Agreement is deleted in its entirety and reserved.

(d) Section 16.1 of the Custodian Agreement is hereby amended by deleting such Section 16.1 in its entirety and by inserting in lieu thereof, the following:

“This Agreement shall remain in effect until May 9, 2006 (the “Initial Term”), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a “Renewal Term”) unless notice of non-renewal is delivered by the non-renewing party to the other party no later than one-hundred-twenty (120) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

2.	Miscellaneous.

(a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK TRUST COMPANY

By:	/s/ Andrew M. Nesvet
Name:	Andrew M. Nesvet
Title:	Managing Director

STATE FARM VARIABLE PRODUCT TRUST

By:	/s/ David R. Grimes
Name:	David R. Grimes
Title:	Vice President & Secretary

CUSTODIAN AGREEMENT

AGREEMENT made as of this 21 day of January, 1998, between STATE FARM VARIABLE PRODUCT TRUST, a business trust organized der the laws of the state of Delaware (the “Trust”), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the “Bank”).

The Trust, an open-end management investment company on behalf of the funds listed on Appendix A hereto, as such Appendix A may be amended from time to time, (each a “Fund” and collectively, the “Funds”), desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 (the “1940 Act”) to act as custodian of the portfolio securities and cash of the Trust, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1. Bank Appointed Custodian. The Trust hereby appoints the Bank as custodian of the portfolio securities and cash of the Funds shown on Appendix A delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Trust agrees to pay to the Bank the fees set forth on Appendix B hereto.

2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Trust by appropriate resolution of its Board, and set forth in a certificate as required by Section 4 hereof.

2.2 Board. Board will mean the Board of Trustees of the Trust.

2.3 Security. The term security as used herein will have the same meaning assigned to such term in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil; gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

2.4 Portfolio Security. Portfolio Security will mean any security owned by the Trust.

2.5 Officers’ Certificate. Officers’ Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Trust.

2.6 Book-Entry System. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

2.7 Depository. Depository shall mean The Depository Trust Company (“DTC”), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 (“Exchange Act”), its successor or successors and its nominee or nominees. The term “Depository” shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

2.8 Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Trust shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Trust shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust’s expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, the Trust shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers’ Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Trust, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and the Bank agree in writing that such procedures afford adequate safeguards for the Trust’s assets.

3. Separate Accounts. If the Trust has more than one Fund, the Bank will segregate the assets of each Fund to which this Agreement relates into a separate account for each such Fund containing the assets of such Fund (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Trust shall be deemed to refer to the Trust acting on behalf of one or more of its Funds, any reference in this Agreement to any assets of the Trust, including, without limitation, any portfolio securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable Fund, any duty or obligation of the Bank hereunder to the Trust shall be deemed to refer to duties and obligations with respect to such individual Fund and any obligation or liability of the Trust hereunder shall be binding only with respect to such individual Fund, and shall be discharged only out of the assets of such Fund.

4. Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Trust will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Trust will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers’ Certificate given to it by the Trust which has been signed by Authorized Persons named in the most recent certification received by the Bank.

5. Custody of Cash. As custodian for the Trust, the Bank will open and maintain a separate account or accounts in the name of the Trust or in the name of the Bank, as Custodian of the Trust, and will deposit to the account of the Trust all of the cash of the Trust, except for cash held by a subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Pursuant to the Bank’s internal policies regarding the management of cash accounts, the Bank may segregate certain portions of the cash of the Trust into a separate savings deposit account upon which the’ Bank reserves the right to require seven (7) days notice prior to withdrawal of cash from such an account. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of common stock of the Trust, notification from the Trust’s transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Trust, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

5.1 Purchase of Securities. Upon the purchase of securities for the Trust, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs registered in the name of the Trust or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each such payment to be made at the purchase price shown on a broker’s confirmation (or transaction report in the case of Book Entry Paper (as that term is defined in Section 6.6 hereof)) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

5.2 Redemptions. In such amount as may be necessary for the repurchase or redemption of common shares of the Trust offered for repurchase or redemption in accordance with Section 7 of this Agreement.

5.3 Distributions and Expenses of Trust. For the payment on the account of the Trust of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Trust.

5.4 Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Trust held by or to be delivered to the Bank.

5.5 Repayment of Loans. To repay loans of money made to the Trust, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

5.6 Repayment of Cash. To repay the cash delivered to the Trust for the purpose of collateralizing the obligation to return to the Trust certificates borrowed from the Trust representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

5.7 Foreign Exchange Transactions.

(a) For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, “Foreign Exchange Agreements”) which may be entered into by the Bank on behalf of the Trust upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Trust deals or for their failure to comply with the terms of any contract or option.

(b) In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into by the Bank pursuant to Proper Instructions, the Trust agrees that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement, in and to any property at any time held by the Bank for the Trust’s benefit or in which the Trust has an interest and which is then in the Bank’s possession or control (or in the possession or control of any third party acting on the Bank’s behalf). The Trust authorizes the Bank, in the Bank’s sole discretion, at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Trust on the Bank’s books.

5.8 Other Authorized Payments. For other authorized transactions of the Trust, or other obligations of the Trust incurred for proper Trust purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Trust, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

5.9 Termination: Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

6. Securities.

6.1 Segregation and Registration. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, the Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Trust. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Trust pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers’ Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

The Trust will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Trust.

6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers’ Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials delivered to the Bank with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted.

6.3 Corporate Action. If at any time the Bank is notified that an issuer of any Portfolio Security has taken or intends to take a corporate action (a “Corporate Action”) that affects the rights, privileges, powers, preferences; qualifications or ownership of a Portfolio Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a “Response”), the Bank shall notify the Trust promptly of the Corporate Action, the Response required in connection with the Corporate Action and the Bank’s deadline for receipt from the Trust of Proper Instructions regarding the Response (the “Response Deadline”). The Bank shall forward to the Trust via telecopier and/or overnight courier all notices, information statements or other materials relating to the Corporate Action promptly after receipt of such materials by the Bank.

(a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Trust no later than 5:00 p.m. on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all necessary Securities, consents and other materials no later than 5:00 p.m. on the date specified as the Response Deadline.

(b) The Bank shall have no duty to act upon a required Response if Proper, Instructions relating to such Response and all necessary Securities, consents and other materials are not received by and in the possession of the Bank no later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary Securities, consents or other materials are received by the Bank after 5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

(c) In the event that the Trust notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

(d) Section 14.3(e) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by a Selected Foreign Sub-Custodian.

6.4 Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits of Trust assets in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer’s Certificate to the Bank indicating that the Board has withdrawn its approval:

(a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account (“Account”) of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

(b) The records of the Bank (and any such agent) with respect to the Trust’s participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Trust. Where securities are transferred to the Trust’s account, the Bank shall also, by book entry or otherwise; identify as belonging to the Trust a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank’s account on the books of the Federal Reserve Bank;

(c) The Bank (or its agent) shall pay for securities purchased for the account of the Trust or shall pay cash collateral against the return of Portfolio Securities loaned by the Trust upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Trust. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Trust upon

(i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Trust has been transferred to the Account; and

(ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Trust. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Bank and shall be provided to the Trust at its request. The Bank shall send the Trust a confirmation, as defined by Rule 17f-4 of the 1940 Act, of any transfers to or from the account of the Trust;

(d) The Bank will promptly provide the Trust with any report obtained by the Bank or its agent on the Book-Entry System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

6.5 Use of a Depository. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer’s Certificate to the Bank indicating that the Board has withdrawn its approval:

(a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Trust all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

(b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

(c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Trust and the Trust shall pay cash collateral against the return of Portfolio Securities loaned by the Trust only upon delivery of the Securities to or for the account of the Trust; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Trust; and

(d) The Bank shall use its best efforts to provide that:

(i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

(ii) Proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Trust;

(iii) Such Depository promptly forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Trust’s account;

(iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank’s obligations and duties hereunder as may be necessary for the Trust to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

(v) Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Trust may reasonably request in order to verify the Portfolio Securities held by such Depository.

6.6 Use of Book-Entry System for Commercial Paper. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form (“Book-Entry Paper”) and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Trust has purchased such Issuer’s Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Trust, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the “Issuers”). In maintaining procedures for Book-Entry Paper, the Bank agrees that:

(a) The Bank will maintain all Book-Entry Paper held by the Trust in an account of the Bank that includes only assets held by it for customers;

(b) The records of the Bank with respect to the Trust’s purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Trust which is included in the Book-Entry System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Trust;

(c) The Bank shall pay for Book-Entry Paper purchased for the account of the Trust upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Trust;

(d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Trust, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Trust; and

(e) The Bank will send to the Trust such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Trust may reasonably request from time to time.

6.7 Use of Immobilization Programs. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the 1940 Act, and (ii) for each year following such approval the Board has reviewed and approved the arrangement and has not delivered an Officer’s Certificate to the Bank indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

6.8 Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a “European Branch”), provided that such Portfolio Securities are identified on the books of the Bank as belonging to the Trust and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Trust.

6.9 Options and Futures Transactions.

(a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

(i) The Bank shall take action as to put options (“puts”) and call options (“calls”) purchased or sold (written) by the Trust regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Bank, any broker-dealer registered with the National Association of Securities Dealers, Inc. (the “NASD”), and, if necessary, the Trust, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

(ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Trust has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Trust. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Trust, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in - subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Trust that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Trust against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Trust that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Trust.

(b) Puts, Calls and Futures Traded on Commodities Exchanges

(i) The Bank shall take action as to puts, calls and futures contracts (“Futures”) purchased or sold by the Trust in accordance with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Trust, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Trust.

(ii) The responsibilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(ii) of this Section 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

6.10 Segregated Account. The Bank shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Trust.

(a) Cash and/or Portfolio Securities may be transferred into a Segregated Account upon receipt of Proper Instructions in the following circumstances:

(i) in accordance with the provisions of any agreement among the, Trust, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Trust;

(ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Trust or commodity futures purchased or written by the Trust;

(iii) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Trust’s then outstanding forward commitment or “when-issued” agreements relating to the purchase of Portfolio Securities and all the Trust’s then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

(iv) for the purposes of compliance by the Trust with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

(v) for other proper corporate purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the executive committee of the Board signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

(b) Cash and/or Portfolio Securities may be withdrawn from a Segregated Account pursuant to Proper Instructions in the following circumstances:

(i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

(ii) with respect to assets deposited pursuant to (a)(iii) or (a)(iv) above, for sale or delivery to meet the Trust’s obligations under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

(iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

(iv) to the extent that the Trust’s outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Trust’s obligations thereunder are met from assets of the Trust other than those in the Segregated Account;

(v) for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

(vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

6.11 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Trust of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Trust appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the “Deposit Bank”), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Trust and the responsibility of the Bank therefore shall be the same as and no greater than the Bank’s responsibility in respect of other Portfolio Securities of the Trust.

6.12 Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange or delivery is for a purpose permitted under the terms of this Section 6.12, and shall specify the applicable subsection, or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver or release Portfolio Securities only in the following circumstances:

(a) Upon sales of Portfolio Securities for the account of the Trust, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker’s confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

(b) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

(c) Upon conversion of Portfolio Securities pursuant to their terms into other securities;

(d) For the purpose of redeeming in-kind shares of the Trust upon authorization from the Trust;

(e) In the case of option contracts owned by the Trust, for presentation to the endorsing broker;

(f) When such Portfolio Securities are called, redeemed or retired or otherwise become payable;

(g) For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Trust by any bank, including the Bank; provided, however; that such Portfolio Securities will be released only upon payment to the Bank for the account of the Trust of the moneys borrowed, provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Trust from the lender in accordance with the normal procedures of the lender and any loan agreement between the fund and the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

(h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

(i) for the purpose of delivering securities lent by the Trust to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Trust and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Trust;

(j) for other authorized transactions of the Trust or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Trust (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Trust or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

(k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

As to any deliveries made by the Bank pursuant to this Section 6.12, securities or cash receivable in exchange therefor shall be delivered to the Bank.

7. Redemptions. In the case of payment of assets of the Trust held by the Bank in connection with redemptions and repurchases by the Trust of outstanding common shares, the Bank will rely on notification by the Trust’s transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles of Incorporation or Declaration of Trust and By-laws of the Trust (the “Articles”), from assets available for said purpose.

8. Merger, Dissolution, etc. of Trust or Funds. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Trust or Funds into or the consolidation of the Trust or Funds with another investment company, the sale by the Trust or Funds of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust or Funds and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this, Agreement and disburse cash only upon the order of the Trust set forth in an Officers’ Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder.

9. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers’ Certificate to the contrary, the Bank will take the following actions without prior authorization or instruction of the Trust or the transfer agent:

9.1 Endorse for collection and collect on behalf of and in the name of the Trust all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Trust and hold for the account of the Trust all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

9.2 Present for payment all coupons and other income items held by it for the account of the Trust which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Trust;

9.3 Receive and hold for the account of the Trust all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

9.4 Execute as agent on behalf of the Trust all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Trust’s name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon. payment for the account of the Trust; and

9.6 Exchange interim receipts or temporary securities for definitive securities.

10. Collections and Defaults. The Bank will use reasonable efforts to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Trust notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Trust in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal.

11. Maintenance of Records and Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Trust and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

The Bank shall perform fund accounting and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Trust.

The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

12. Fund Evaluation and Yield Calculation

12.1 Fund Evaluation. The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board, the net asset value and the public offering price of a share of capital stock of the Funds, such determination to be made in accordance with the provisions of the Articles and By-laws of the Trust and the Prospectus and Statement of Additional Information relating to the Trust, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Trust, the proper exchange and the NASD or such other persons as the Trust may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Trust and in respect of liabilities of the Trust not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

12.2. Yield Calculation. The Bank will compute the performance results of the Funds (the “Yield Calculation”) in accordance with the provisions of Release No. 33-6753 and Release No. IC-16245 (February 2, 1988) (the “Releases”) promulgated by the Securities and Exchange Commission, and any subsequent amendments to, published interpretations of or general conventions accepted by the staff of the Securities and Exchange Commission with respect to such releases or the subject matter thereof (“Subsequent Staff Positions”), subject to the terms set forth below:

(a) The Bank shall compute the Yield Calculation for the Funds for the stated periods of time as shall be mutually agreed upon, and communicate in a timely manner the result of such computation to the Trust.

(b) In performing the Yield Calculation, the Bank will derive the items of data necessary for the computation from the records it generates and maintains for the Trust pursuant Section 11 hereof. The Bank shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Trust, any of the Trust’s designated agents or any of the Trust’s designated third party providers.

(c) At the request of the Bank, the Trust shall provide, and the Bank shall be entitled to rely on, written standards and guidelines to be followed by the Bank in interpreting and applying the computation methods set forth in the Releases or any Subsequent Staff Positions as they specifically apply to the Trust. In the event that the computation methods in the Releases or the Subsequent Staff Positions or the application to the Trust of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation which is pertinent to the Trust, the Trust or its designated agent shall have the full responsibility for making the determination of how the security or payment is to be treated for purposes of the computation and how the computation is to be made and shall inform the Bank thereof on a timely basis. The Bank shall have no responsibility to make independent determinations with respect to any item which is covered by this Section, and shall not be responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

(d) The Trust shall keep the Bank informed of all publicly available information and of any non-public advice, or information obtained by the Trust from its independent auditors or by its personnel or the personnel of its investment adviser, or Subsequent Staff Positions related to the computations to be undertaken by the Bank pursuant to this Agreement and the Bank shall not be deemed to have knowledge of such information (except as contained in the Releases) unless it has been furnished to the Bank in writing.

13. Additional Services. The Bank shall perform the additional services for the Trust as are set forth on Appendix C hereto. Appendix C may be amended from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Trust, at which time the fees set forth in Appendix B shall be appropriately increased.

14. Duties of the Bank.

14.1 Performance of Duties and Standard of Care. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Trust, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice.

The Bank will be under no duty or obligation to inquire into and will not be liable for:

(a) the validity of the issue of any Portfolio Securities purchased by or for the Trust, the legality of the purchases thereof or the propriety of the price incurred therefor;

(b) the legality of any sale of any Portfolio Securities by or for the Trust or the propriety of the amount for which the same are sold;

(c) the legality of an issue or sale of any common shares of the Trust or the sufficiency of the amount to be received therefor;

(d) the legality of the repurchase of any common shares of the Trust or the propriety of the amount to be paid therefor;

(e) the legality of the declaration of any dividend by the Trust or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

(f) any property or moneys of the Trust unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Trust are such as may properly be held by the Trust under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

14.2 Agents and Subcustodians with Respect to Property of the Trust Held in the United States. The Bank may employ agents of its own selection in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

Upon receipt of Proper Instructions, the Bank may employ subcustodians selected by or at the direction of the Trust, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the Trust’s assets with respect to property of the Trust held in the United States. The Bank shall have no liability to the Trust or any other person by reason of any act or omission of any such subcustodian and the Trust shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly - out of the performance of any subcustodian. Upon request of the Bank, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Trust shall pay all fees and expenses of any subcustodian.

14.3 Duties of the Bank with Respect to Property of the Trust Held Outside of the United States.

(a) Appointment of Foreign Custody Manager.

(i) If the Trust has appointed the Bank Foreign Custody Manager (as that term is defined in Rule 17f-5 under the 1940 Act), the Bank’s duties and obligations with respect to the Trust’s Portfolio Securities and other assets maintained outside the United States shall be, to the extent not set forth herein, as set forth in the Delegation Agreement between the Trust and the Bank (the “Delegation Agreement”).

(ii) If the Trust has appointed any other person or entity Foreign Custody Manager, the Bank shall act only upon Proper Instructions from the Trust with regard to any of the Trust’s Portfolio Securities or other assets held or to be held outside of the United States, and the Bank shall be without liability for any Claim (as that term is defined in Section 15 hereof) arising out of maintenance of the Trust’s Portfolio Securities or other assets outside of the United States. The Trust also agrees that it shall enter into a written agreement with such Foreign Custody Manager that shall obligate such Foreign Custody Manager to provide to the Bank in a timely manner all information required by the Bank in order to complete its obligations hereunder. The Bank shall not be liable for any Claim arising out of the failure of such Foreign Custody Manager to provide such information to the Bank.

(b) Segregation of Securities. The Bank shall identify on its books as belonging to the Trust the Foreign Portfolio Securities held by each foreign sub-custodian (each an “Eligible, Foreign Custodian”) selected by the Foreign Custody Manager, subject to receipt by the Bank of the necessary information from such Eligible Foreign Custodian if the Foreign Custody Manager is not the Bank.

(c) Access of Independent Accountants of the Trust. If the Bank is the Trust’s Foreign Custody Manager, upon request of the Trust, the Bank will use its best efforts to arrange for the independent accountants of the Trust to be afforded access to the books and records of any foreign; banking institution employed as an Eligible Foreign Custodian insofar as such books and records relate to the performance of such foreign banking institution with regard to the Trust’s Portfolio Securities and other assets.

(d) Reports by Bank. If the Bank is the Trust’s Foreign Custody Manager, the Bank will supply to the Trust the reports required under the Delegation Agreement.

(e) Transactions in Foreign Custody Account. Transactions with respect to the assets of the Trust held by an Eligible Foreign Custodian shall be effected pursuant to Proper Instructions from the Trust to the Bank and shall be effected in accordance with the applicable agreement between the Foreign Custody Manager and such Eligible Foreign Custodian. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Eligible Foreign Custodian, the Trust agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of the Trust and delivery of Foreign Portfolio Securities maintained for the account of the Trust may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the “Rights”), the Bank shall promptly transmit to the Trust such information in connection therewith as is made available to the Bank by the Eligible Foreign Custodian, and shall promptly forward to the applicable Eligible Foreign Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Trust pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Trust is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Trust or by the applicable Eligible Foreign Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

(f) Tax Law. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust or the Bank as custodian of the Trust by the tax laws of any jurisdiction, and it shall be the responsibility of the Trust to notify the Bank of the obligations imposed on the Trust or the Bank as the custodian of the Trust by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Eligible Foreign Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Trust has provided such information.

14.4 Insurance. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Trust held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Trust.

14.5. Fees and Expenses of the Bank. The Trust will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the Trust will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Trust for all reasonable expenses incurred in conjunction with termination of this Agreement.

14.6 Advances by the Bank. The Bank may, in its sole discretion, advance funds on behalf of the Trust to make any payment permitted by this Agreement upon receipt of any proper authorization - required by this Agreement for such payments by the Trust. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Funds’ account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Trust payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such loans unless the Trust shall provide the Bank with agreed upon compensating balances. The Trust agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness or to the extent required by law, whichever is greater, in and to any property at any time held by it for the Trust’s benefit or in which the Trust has an interest and which is then in the Bank’s possession or control (or in the possession or control of any third party acting on the Bank’s behalf). The Trust authorizes the Bank, in the Bank’s sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Trust on the Bank’s books.

15. Limitation of Liability.

15.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the “Indemnified Parties”) be liable to the Trust or any third party, and the Trust shall indemnify and hold the Bank and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a “Claim”) arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except for any Claim resulting from the negligence, willful misfeasance or bad faith of the Bank or any Indemnified Party. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable for, and the Bank and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

(a) Any act or omission by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer’s Certificate, Proper Instructions, resolution of the Board, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by the Bank to genuine;

(b) Any act or omission of any subcustodian selected by or at the direction of the Trust;

(c) Any act or omission of any Foreign Custody Manager other than the Bank or any act or omission of any Eligible Foreign Custodian if the Bank is not the Foreign Custody Manager;

(d) Any Corporate Action, distribution or other event related to Portfolio Securities which, at the direction of the Trust, have not been registered in the name of the Bank or its nominee;

(e) Any Corporate Action requiring a Response for which the Bank has not received Proper Instructions or obtained actual possession of all necessary Securities, consents or other materials by 5:00 p.m. on the date specified as the Response Deadline;

(f) Any act or omission of any European Branch of a U.S. banking institution that is the issuer of Eurodollar CDs in connection with any Eurodollar CDs held by such European Branch;

(g) Information relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the shares of capital stock of the Trust or (ii) the Yield Calculation; or -

(h) Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, the unavailability of energy sources and other similar happenings or events.

(i) IBT shall have in place reasonable business continuity and disaster recovery procedures and systems. Neither IBT or the Indemnified Parties shall be liable for, and IBT and the Indemnified Parties shall be indemnified against, any Claim arising as a result of the nonperformance of computers (hardware and software) and computer facilities, provided that such business continuity and disaster recovery procedures and systems operate as intended.

15.2 Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereto be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder, unless such damages arise out of the willful misconduct or bad faith of such party hereto.

16. Termination.

16.1 The term of this Agreement shall be three years commencing upon the date hereof (the “Initial Term”), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a “Renewal Term”) unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

(a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice.

(b) Either party may terminate this Agreement during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 16.1(b) shall be effective upon expiration of such ninety days; provided, however, that the effective date of such termination may be postponed to a date not more than one hundred twenty days after delivery of the written notice: (i) at the request of the Bank, in order to prepare for the transfer by the Bank of all of the assets of the Trust held hereunder; or (ii) at the request of the Trust, in order to give the Trust an opportunity to make suitable arrangements for a successor custodian.

16.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Trust. The obligation of the Bank to deliver and transfer over the assets of the Trust held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Trust does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 16.3, deliver the Portfolio Securities and cash of the Trust held by the Bank to a bank or trust company of the Bank’s own selection which meets the requirements of Section 17(0(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Trust under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Trust with the same effect as though selected by the Board. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

16.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Trust may furnish the Bank with an order of the Trust advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Trust the question of whether the Trust will be liquidated or will function without a custodian for the assets of the Trust held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Trust held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Trust’s Secretary and an opinion of counsel to the Trust in form and content satisfactory to the Bank. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

16.4 The Trust shall reimburse the Bank for any reasonable expenses incurred by the Bank in connection with the termination of this Agreement.

16.5 At any time after the termination of this Agreement, the Trust may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as custodian.

17. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

18. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (I) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

(a) In the case of notices sent to the Trust or. Funds to:

State Farm Variable Product Trust

One State Farm Plaza

Bloomington, IL 61710

Attn: David R. Grimes

with a copy to:

Barclays Global Fund Advisors

45 Fremont Street

San Francisco, CA 94105

Attn: Stephen E. Rogers

(b) In the case of notices sent to the Bank to:

Investors Bank & Trust Company

200 Clarendon Street, P.O. Box 9130

Boston, Massachusetts 02117-9130

Attention: Andrew M. Nesvet, Director - Client Management

With a copy to: John E. Henry, General Counsel

or at such other place as such party may from time to time designate in writing.

19. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

20. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of the Bank or by the Bank without the written consent of the Trust, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

21. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

23. Entire Agreement. This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

24. Limitation of Liability. The Bank agrees that the obligations assumed by the Trust hereunder shall be limited in all cases to the assets of the Trust and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Trust.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

STATE FARM VARIABLE PRODUCT TRUST

By:	/s/ David R. Grimes
David R. Grimes
Assistant Vice President and Secretary

INVESTORS BANK & TRUST COMPANY

By:	/s/ Andrew Nesvet
Name:	Andrew Nesvet
Title:	Director, Client Management

Appendices

Appendix A	Funds

Appendix B	Fee Schedule

Appendix C	Additional Services

Appendix A

Funds

International Equity Index Fund

APPENDIX B

State Farm

Fee Schedule*

For One International Index Fund

June 2, 1997

CUSTODY, FUND ACCOUNTING & CALCULATION OF N.A.V.

A.	Fund Accounting and Calculation of N.A.V.

The following annual fee will be charged for each fund that we are fund - accountant. This fee does not include transactions or custody fees.

Annual Fee
Domestic Fund	$32,000
Global Fund	$50,000

B.	Domestic Custody

In addition to the transaction charges below, there will be a basis point charge per fund on domestic assets as follows:

First $200 million in assets	1.5 Basis Points
Assets in excess of $200 million	1.0 Basis Point

C.	Transactions

• DTC	$8	**
• Fed Book Entry	$9	**
• Physical Securities	35
• Options and Futures	18
• GNMA Securities	40
• Principal Paydown	5
• Foreign Currency	18	***
• Outgoing Wires	7
• Incoming Wires	5

**	Trade information will be sent to Investors Bank electronically by Barclays Global Investors. If the trades are not sent to Investors Bank electronically there will be a $3 per trade surcharge.
***	There are no transaction charges for F/X contracts executed by Investors Bank.

D.	Global Custody:

•	Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global -custody fee schedule. Local duties, script fees, registration, reclaims, exchange fees, and other market charges are out-of-pocket.

•	Investors Bank will require the fund to hold all international assets at the subcustodian of our choice.

MISCELLANEOUS

A.	Out-of-Pocket

• These charges consist of:

• Printing, Delivery & Postage	• Extraordinary Travel Expenses
• Invest View	• Micro Rental
• Legal Expenses	• Forms and Supplies
• Customized Systems Development/Reporting	• Data Transmissions
• Pricing & Verification Services	• Telecommunications
• Third Party Review	• Support Equipment
• Non-Standard Extracts

B.	Domestic Balance Credit

•	We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.	Securities Lending. Foreign Exchange & Cash Management

•	This proposal is based upon Investors Bank performing securities lending, foreign exchange and cash management for the portfolios, if applicable. Securities Lending revenue is split with the funds and Investors Bank on a 60/40% basis: 60% going to the funds.

D.	Payment

•	The above fees will be charged against the fund’s custodian checking account five business days after the invoice is mailed.

E.	Systems

•	The details of any systems work will be determined after a thorough business analysis. System’s work will be billed on a time and material basis.

*	This fee schedule assumes the execution of our standard contractual agreements for a minimum of three years.

Investors Bank & Trust Company

Global Custody Fee Schedule - State Farm

Country	BP Charge	Trade Charge
Argentina *	22.00	$75.00
Australia	4.00	$60.00
Austria	6.00	$60.00
Bangladesh	41.00	$150.00
Belgium	6.00	$60.00
Bahrain	41.00	$140.00
Botswana	50.00	$175.00
Brazil **	29.00	$80.00
Canada	4.00	$30.00
Chile-**	45.00	$100.00
China	20.00	$75.00
Colombia ***	45.00	$140.00
Croatia	45.00	$125.00
Cyprus	50.00	$150.00
Czech Republic	20.00	$75.00
Denmark	4.00	$60.00
Ecuador	45.00	$100.00
Egypt	41.00	$100.00
Estonia	30.00	$125.00
Euroclear Internal	4.00	$20.00
Euroclear Cross Border	4.00	$60.00
Finland	6.00	$70.00
France	4.00	$60.00
Germany	4.00	$30.00
Ghana	50.00	$20000
Greece	45.00	$130.00
Hong Kong	9.00	$65.00
Hungary	50.00	$200.00
India ****	50.00	50BP
Indonesia	13.00	$65.00
Ireland	6.00	$60.00
Israel	20.00	$60.00
Italy	4.00	$50.00
Japan	4.00	$30.00
Jordan	41.00	$120.00

Investors Bank Confidential

Country	BP Charge	Trade Charge
Kenya	50.00	$200.00
Korea	13.00	$65.00
Latvia	30.00	$125.00
Lebanon	41.00	$140.00
Lithuania	20.00	$75.00
Lithuania T Bills	25.00	$75.00
Luxembourg	6.00	$60.00
Malaysia	10.00	$70.00
Mauritius	41.00	$140.00
Mexico	9.00	$40.00
Morocco	40.00	$150.00
Namibia	50.00	$200.00
Netherlands	4.00	$40.00
New Zealand	4.00	$60.00
Norway	6.00	$90.00
Oman	41.00	$140.00
Pakistan	41.00	$140.00
Peru	50.00	$150.00
Philippines	13.00	$65.00
Poland	50.00	$150.00
Poland T Bills	29.00	$110.00
Portugal	20.00	$125.00
Romania	45.00	$125.00
Russia Equities	41.00	$250.00
Russia Min Fins	35.00	$140.00
Singapore	10.00	$65.00
Slovakia	20.00	$75.00
Slovenia	41.00	$100.00
South Africa	6.00	$40.00
Spain Eq & Corp Debt	6.00	$60.00
Spain Gvt Debt	4.00	$60.00
Sri Lanka	13.00	$65.00
Swaziland	50.00	$200.00
Sweden	4.00	$40.00
Sweden Debt	4.00	$40.00
Switzerland	4.00	$60.00
Taiwan	13.00	$65.00
Thailand	10.00	$65.00
Turkey	15.00	$100.00

Investors Bank Confidential

Country	BP Charge	Trade Charge
UK	4.00	$50.00
Uruguay	50.00	$150.00
Venezuela **	45.00	$140.00
Zambia	50.00	$200.00
Zimbabwe	50.00	$175.00

*	Bonds billed at Residual Value
**	Local Administrator Fees included in Custody fee
***	20 BP Local Administration Charge Applied to Trades
****	Trades billed at 50 BP

Out-of Pocket Charges are passed through as actuals in all markets

Investors Bank Confidential

Appendix C

Additional Services

None